UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2021

LEAFBUYER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206745	38-3944821
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80108

(Address of principal executive offices)

Registrant’s telephone number, including area code: (720) 235-0099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03. Material Modification to Rights of Security Holders.

On October 13, 2021, Leafbuyer Technologies, Inc. (the “Company”) filed an Amended and Restated Certificate of Designation, Rights and Preferences of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”) with the Secretary of State of the state of Nevada, which became effective on such date, to (i) change its designation to “Series A Super Voting Preferred Stock,” (ii) eliminate all rights to liquidation proceeds; (iii) eliminate all conversion rights and features and (iv) change its voting rights from being based on the number of shares of common stock underlying the Series A Preferred to 600 votes per share of Series A Preferred Stock held, voting with the common stock on all matters as a single class.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 3.03 above.

Item 9.01. Financial Statements and Exhibits.

Number	Description
3.1	Amended And Restated Certificate of Designation of Rights, Preferences and Privileges of Series A Super Voting Preferred Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAFBUYER TECHNOLOGIES, INC.

Date: October 18, 2021	By:	/s/ Kurt Rossner
Kurt Rossner Chief Executive Officer

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